AGREEMENT

THIS AGREEMENT (this "Agreement") is entered into this 07th day of May 2009, by and between P2 Solar, Inc.(formerly Natco International Inc.), a Delaware corporation ("**P2**"), and Lassen Energy, Inc., a California corporation ("**Lassen**")

RECITALS

A. WHEREAS, on November 21, 2008, P2 entered into a Share Transfer Agreement with Lassen for the transfer of shares of common stock, and a License Agreement with Lassen, DBK Corporation, and Darry Boyd, pursuant to which, Lassen, DBK Corporation, and Darry Boyd agreed to provide P2 with several licenses (the "Licenses");

B. WHEREAS, the consideration to be paid by P2 to Lassen for the Licenses Fee is US $1,000,000, of which an initial payment of US$200,000 was paid on January 07 2009, and an additional payment of US$30,000 was paid on April 20th 2009 for a total initial payment of US$230,000; and

C. WHEREAS the Parties would like to cancel the Share Transfer Agreement that was signed on November 21 2008.

D. WHEREAS the Parties would like to cancel the shares that were issued to each other on January 07 2009 pursuant to the Share Transfer Agreement.

E. WHEREAS the Parties would like to continue with the License Agreement that was signed on November 21 2008.

F. WHEREAS the Parties may decide to mutually modify the License Agreement at some point in the future.

NOW THEREFORE, in consideration of the foregoing recitals and the following terms and conditions set forth below, the Parties hereto hereby agree as follows:

AGREEMENT

1. Cancellation of the Share Transfer Agreement. The Parties hereto agree to cancel the Share Transfer Agreement that was signed on November 21, 2008 by and between P2 and Lassen.
2. Cancellation of the Shares. The Parties hereto agree to return to each other the Shares that were issued and exchanged at the Final Closing meeting in Salt Lake City on January 07, 2009. In the event the shares can not be returned to each other the Parties agree to cancel the shares.
3. Successors and Assigns. This Agreement will be binding upon and inure to the benefit of the Parties, their successors and assigns.
4. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be considered an original, and all of which shall be considered one and the same instrument.
5. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of Delaware and each party hereto agrees to submit to the non-exclusive jurisdiction of its courts as regards any claim, dispute or matter arising from or incidental to this Agreement.

IN WITNESS WHEREOF, the Parties, by their duly authorized representatives have executed and delivered this Extension Agreement on the date first above written.

NATCO INTERNATIONAL, INC.

By: [signature]
Name: Raj-Mohinder S. Gurm
Title: Chief Executive Officer

LASSEN ENERGY, INC.

By: [signature]
Name: Darry Boyd
Title: Chief Executive Officer